Exhibit 99.1

CONTACT:	John Hyre, Investor Relations Commercial Vehicle Group, Inc. (614) 289-5157
FOR IMMEDIATE RELEASE
COMMERCIAL VEHICLE GROUP ANNOUNCES FIRST QUARTER
2011 RESULTS
NEW ALBANY, OHIO, April 26, 2011 — Commercial Vehicle Group, Inc. (Nasdaq: CVGI) today reported revenues of $182.5 million for the first quarter of 2011, up 24.7% compared to $146.4 million for the prior-year period. Operating income for the first quarter was $8.1 million compared to $3.6 million for the first quarter of 2010. Net income was $3.3 million for the first quarter, or $0.12 per diluted share, compared to $0.7 million, or $0.03 per diluted share in the prior-year quarter. Diluted shares outstanding for the quarter were 28.2 million compared to 23.8 million for the prior-year period.
“We are very pleased with our first quarter results as we continue to see positive trends through market improvements and the impact of new business,” said Mervin Dunn, President and Chief Executive Officer of Commercial Vehicle Group. “This past quarter marks the highest revenue levels we have achieved since the third quarter of 2008 and the highest operating income we have achieved since the first quarter of 2007 when excluding non-operating items such as restructuring charges, asset impairments and gains on the sale of assets. As we move forward, our focus remains on long-term growth initiatives and bottom line improvements,” added Mr. Dunn.
Included in the Company’s results for the first quarter of 2011 are revenues of approximately $5.6 million and operating income of approximately $0.1 million relating to the acquisition of Bostrom Seating on January 28, 2011. Also included in the first quarter results are acquisition costs relating to Bostrom Seating of approximately $0.4 million, the net impact of certain raw material increases of approximately $0.3 million and costs related to Mexico expansion of approximately $0.3 million.
The Company did not have any outstanding borrowings under its asset-based revolver at March 31, 2011 and, as a result, was not subject to any financial maintenance covenants. The Company does not expect to trigger the requirement to comply with financial maintenance covenants in 2011.
“Year-over-year, our results continue to show the positive impact of the increase in our end markets and improved revenues, despite the heavy decline in our military end market sales from the same period last year” said Chad M. Utrup, Chief Financial Officer of Commercial Vehicle Group. “Sequentially, our results continue to show positive trends both on the revenue side as well as on an operating performance level. Excluding the short-term costs associated with our Mexico expansion, Bostrom acquisition, restructuring actions and certain raw material increases, our operating performance was in line with our expectations,” added Mr. Utrup.
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A conference call to discuss the contents of this press release is scheduled for Wednesday, April 27, 2011, at 10:00 a.m. ET. To participate, dial (888) 680-0860 using access code 40872422. You can pre-register for the conference call and receive your pin number at:
https://www.theconferencingservice.com/prereg/key.process?key=PVYG934KQ
This call is being webcast by Thomson/CCBN and can be accessed at Commercial Vehicle Group’s Web site at www.cvgrp.com.
A replay of the conference call will be available for a period of two weeks following the call. To access the replay, dial (888) 286-8010 using access code 47630612.
About Commercial Vehicle Group, Inc.
Commercial Vehicle Group is a leading supplier of fully integrated system solutions for the global commercial vehicle market, including the heavy-duty truck market, the construction and agriculture market and the specialty and military transportation markets. The Company’s products include suspension seat systems, interior trim systems, such as instrument and door panels, headliners, cabinetry, molded products and floor systems, cab structures and components, mirrors, wiper systems, electronic wiring harness assemblies and controls and switches specifically designed for applications in commercial vehicle cabs. The Company is headquartered in New Albany, OH with operations throughout North America, Europe and Asia. Information about the Company and its products is available on the internet at www.cvgrp.com.
Forward-Looking Statements
This press release contains forward-looking statements that are subject to risks and uncertainties. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” or similar expressions. In particular, this press release may contain forward-looking statements about Company expectations for future periods with respect to the Company’s financial covenant compliance, the Company’s growth initiatives and bottom line improvements, the Company’s financial position or other financial information. These statements are based on certain assumptions that the Company has made in light of its experience in the industry as well as its perspective on historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. Actual results may differ materially from the anticipated results because of certain risks and uncertainties, including but not limited to: (i) general economic or business conditions affecting the markets in which the Company serves; (ii) the Company’s ability to develop or successfully introduce new products; (iii) risks associated with conducting business in foreign countries and currencies; (iv) increased competition in the heavy-duty truck market; (v) the impact of changes in governmental regulations on the Company’s customers or on its business; (vi) the loss of business from a major customer or the discontinuation of particular commercial vehicle platforms; (vii) the Company’s ability to obtain future financing due to changes in the lending markets or its financial position; and (viii) various other risks as outlined under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for fiscal year ending December 31, 2010. There can be no assurance that statements made in this press release relating to future events will be achieved. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on behalf of the Company are expressly qualified in their entirety by such cautionary statements.
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COMMERCIAL VEHICLE GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2011	2010
	(unaudited)	(unaudited)
REVENUES	$182,509	$146,407

COST OF REVENUES	157,793	129,515

Gross Profit	24,716	16,892

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	16,194	13,211

AMORTIZATION EXPENSE	96	60

RESTRUCTURING COSTS	310	—

Operating Income	8,116	3,621

OTHER EXPENSE (INCOME)	6	(1,459)

INTEREST EXPENSE	3,981	4,514

Income Before Provision (Benefit) for Income Taxes	4,129	566

PROVISION (BENEFIT) FOR INCOME TAXES	852	(110)

Net Income	$3,277	$676

INCOME PER COMMON SHARE:
Basic	$0.12	$0.03

Diluted	$0.12	$0.03

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	27,765	22,898

Diluted	28,186	23,834

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COMMERCIAL VEHICLE GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except per share amounts)

	March 31,	December 31,
	2011	2010
	(unaudited)	(unaudited)
ASSETS
CURRENT ASSETS:
Cash	$18,492	$42,591
Accounts receivable, net	121,016	91,101
Inventories, net	69,929	66,622
Other current assets	14,489	11,109

Total current assets	223,926	211,423

PROPERTY, PLANT AND EQUIPMENT, net	64,703	59,321
INTANGIBLE ASSETS, net	6,960	3,848
OTHER ASSETS, net	11,016	11,615

TOTAL ASSETS	$306,605	$286,207

LIABILITIES AND STOCKHOLDERS’ INVESTMENT (DEFICIT)
CURRENT LIABILITIES:
Accounts payable	$78,549	$61,216
Accrued liabilities	31,972	34,130

Total current liabilities	110,521	95,346

LONG-TERM DEBT	164,718	164,987
PENSION AND OTHER POST-RETIREMENT BENEFITS	22,802	23,343
OTHER LONG-TERM LIABILITIES	2,771	2,643

Total liabilities	300,812	286,319

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ INVESTMENT (DEFICIT):
Common stock, $0.01 par value per share; 30,000,000 shares authorized; 27,766,024 and 27,756,759 shares issued and outstanding	280	280
Treasury stock purchased from employees; 285,208 shares	(2,851)	(2,851)
Additional paid-in capital	216,333	215,491
Retained loss	(190,082)	(193,359)
Accumulated other comprehensive loss	(17,887)	(19,673)

Total stockholders’ investment (deficit)	5,793	(112)

TOTAL LIABILITIES AND STOCKHOLDERS’ INVESTMENT (DEFICIT)	$306,605	$286,207

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